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GUARDIAN TECHNOLOGIES INTERNATIONAL
DISTRIBUTION AGREEMENT

THIS DISTRIBUTION AGREEMENT (the "Agreement") is made and entered into this day of August 20, 2006 (the "Effective Date") by and between MTS Delft, a company with offices at

Aurora, Ohioand Guardian Technologies International, Inc. a StateplaceDelaware corporation with offices at CityCity516 Herndon Pkwy, CityHerndon, CityVA City20170 ("Guardian") (each a "Party" and collectively the "Parties").

Background

A.

MTS Delft is engaged in the marketing, sale, support and implementation of medical imaging equipment and web based medical image management and storage PACS software.

B.

Guardian is engaged in the development, marketing and sales and implementation of a web-based Radiology Information System software (the "Guardian Software") comprising various software modules (each "Guardian Component"). A brief description of the various Guardian Components is provided in Exhibit A.

C.

MTS Delft believes that the integration of various Guardian Components as specifically defined in Exhibit A (the "Guardian Component Package") with their valued product portfolio will allow MTS Delft to offer added value to its customers

D.

Guardian therefore wishes to allow MTS Delft to license their respective Components as listed in Exhibit A, and market and distribute the Offerings either as a standalone radiology information system or integrated with their PACS product to their respective Customers, under the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties agree as follows:

1.

Definitions.

1.1

"Confidential Information" means, collectively, both Proprietary Information and Trade Secrets.

1.2

"Customer" means any present or future customer of either Party.

1.3

"Customer Confidential Information" means any Confidential Information owned or claimed by a Customer.

1.4

"Documentation" means, with respect to each Component, the user and operator manuals provided to Customers with the Software.

 1.5 "First Party" - throughout this Agreement, the term "First Party" is used to refer to the first Party mentioned above within the same phrase or the same paragraph and in relation to the "other

Party"

 1.6 "Hardware" means computer-related equipment from a third party vendor used by Customers to run and/or host the Software.

1.7

"Marks" means any trademarks, service marks or trade names of either Party.

 1.8 "Prime Rate" means, as of any given date, the CityCityUnited States prime rate published in the "Money Rates" section of The Wall Street Journal on the given date or, if The Wall Street Journal is not published on the given date, on the date next preceding the given date on which The Wall Street Journal is published.

 1.9 "Proprietary Information" means engineering design drawings and data, product specifications, customer data, financial data, marketing and sales data, technical data, including all ideas and concepts embodied therein. Proprietary Information further means any other information, including all ideas and concepts embodied therein, which is disclosed during the term of this Agreement, and which is either:

(a)

disclosed in writing or other tangible form and conspicuously designated as proprietary or confidential at the time of delivery by means of a permanent stamp or label bearing a term such as "Proprietary," "Confidential" or equivalent term; or

(b)

disclosed verbally or by visual inspection, identified as proprietary or confidential prior to or contemporaneously with disclosure and identified in a written summary delivered to the recipient of the information within twenty (20) business days after such disclosure.

Proprietary Information further includes Trade Secrets provided which are conspicuously marked or otherwise designated in accordance with the above paragraph (b) as "Trade Secret" by the disclosing party. Proprietary Information does not include any information that:

(i)

is required to be disclosed by an order of a court or governmental body (provided however that the receiving party shall first have given notice to the disclosing party and shall have allowed the disclosing party to make a reasonable effort to obtain a protective order or other confidential treatment for the information);

(ii)

is or has been generally available to the public by any means, through no fault of the receiving party, its employees or consultants, and without breach of this Agreement;

(iii)

is already in the possession of the receiving party without restriction and prior to any disclosure hereunder, as evidenced by appropriate documentation;

(iv)

is developed independently by employees or contractors of the receiving party without benefit from the Proprietary Information disclosed hereunder;

(v)

is or has been lawfully disclosed to the receiving party by a third party without an obligation of confidentially upon the receiving party;

(vi)

is required to be disclosed pursuant to protective order issued by a court or arbitrator having jurisdiction to enforce rights under this Agreement; or

(vii)

for which the applicable period of confidentiality set forth in Article 14 has expired.

1.10 "Professional Services" mean installation, integration, training and other services performed by either Party for Customers pursuant to the implementation of either Party's Software for such Customers.

1.11 "Development services" means the special enhancement of the FlowPoint software components as an upgrade or update for the purpose of satisfying the customer request for additional feat s or functionality.

l'

1.12 "Professional Services" mean installation, integration, training and other services performed by either Party for Customers pursuant to the implementation of either Party's Software for such Customers.

1.13 "Purchase Order" means any Purchase Order issued by either Party to the other Party pursuant to this Agreement.

1.14 "Software" means the computer executable versions (but not the source code versions) of software programs and associated documentation included in the MTS Delft Software and the Guardian Software.

1.15 "Specifications" mean, with respect to any Component, the applicable specifications relating to such Component set forth on Exhibit A to this Agreement and the Component's Documentation.

1.16 "Sublicense Agreement" means a "License Agreement for Operating Software" signed between both Party and its Customer prior to delivery of the Offering to Customer. The Sublicense Agreement shall contain provisions as set forth in Section 4.1.

1.17 "System" means, with respect to each Party, the combined operation of its Components, operating as an integrated whole.

1.18 "Territory" shall mean the geographic areas of CityTexas, CityLouisiana, CityMississippi, CityAlabama and CityCityFlorida.

1.19 "Trade Secrets" shall mean any information of a Party including without limitation technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, financial plans, product plans, or a list of actual or prospective customers or suppliers, which is not commonly known by or available to the public and derives economic value from not being known to or readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and is subject to efforts that are reasonable under the circumstances to maintain its secrecy, or which are otherwise protectable by such Disclosing Party as a "Trade Secret" under applicable law.

1.20 "Update" shall mean a change to the Software designed to correct defects or enhance existing features, which does not materially change current functionality.

1.21 "Upgrade" shall mean a change to the Software that adds new functionality or otherwise implements substantial additional capability.

2.

Scope. This Agreement serves to formalize the arrangement between the Parties under which MTS Delft MTS DELFTMTS DELFT will have the non-exclusive right to distribute Guardian's software Components either alone or in conjunction with other products and software in order to be able to offer its Customers added value through an Integrated Offering.

3.

Appointment. Guardian hereby appoints MTS Delft as the non-exclusive distributor for the distribution of those of Guardian's RIS Components as listed in Exhibit A in the Territory, and MTS Delft hereby accepts said appointment in accordance with the terms and conditions set forth herein.

MTS Delft is given the right to distribute and sublicense Guardian's RIS Components (i) directly to Customers, or (ii) to Customers through MTS Delft normal distribution channels.

4.1 Sublicensing Rights. Guardian grants to MTS Delft for the term of this Agreement a limited, revocable, non-exclusive, non-transferable license to grant to its Customers a non-exclusive, non-transferable perpetual sublicense to use Guardian technologies software Components in the context of MTS Delft Offering under the Sublicense Agreement, as follows:

(i)

to use the Components solely for Customer's own internal processing operations. Customer may not re-license the Components or use the Components for third-party training, commercial time-sharing, rental or services bureau use without prior written permission from Guardian.

(ii)

to integrate FlowPoint software components.

(iii)

MTS Delft and Guardian Technologies will agree on performance and specification of each new RIS/PACS project and Billing system, or other needed integration prior to purchase order acceptance. Each new agreed upon specification will be appended to the contract. For purposes of this contract MTS Delft wishes to provide integration into MTS Delft PACS and Guardian wishes to provide such integration its RIS software. Exhibit E provides the agreed upon integration specification.

(iv)

and shall not allow or permit its employees, representatives, agents or its sublicenses to sell, assign, lease, sublicense, transfer or disclose to any third party, or allow any third party to use, the software or the documentation, except as specifically permitted pursuant to this agreement or copy or otherwise reproduced the software or any portion thereof except as necessary for the customers use, testing, backup or archival of the software in accordance with the terms and conditions of this agreement. Each copy, whether complete or partial shall bear the same copyright notices and restrictions, if any, as are included in the material delivered to the customer. All copies shall be the sole and exclusive property of Guardian Technologies and shall be subject to the terms and conditions of this agreement.

(v)

to copy the Components solely for archival or backup purposes; no other copies shall be made without Guardians Technologies prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies.

(vi)

in the event that Guardian Technologies revokes the MTS Delft distribution license Guardian will not have the option of recalling and removing FlowPoint software licenses from customer's installations.

(vii)

Guardian Technologies can upon its determination revoke distribution license for cause; such causes may included but not limited to breach of this contract, inability to meet agreed upon performance goals, misrepresentation of FlowPoint product or brand, inability to adequately provide customer installation or support.

(viii)

do anything that would discredit, dishonor, reflect adversely or unfavorably upon, or in any manner injure the reputation of the other.

(ix)

endeavor to promote the licensing and distribution of the Products by providing leads to each other, as applicable.

(x)

at all times adhere to the highest standards of ethics in conducting its business, activities hereunder.

(v.)

at each party's sole expense, comply with good business practices; and

(xi) At each party's own expense, comply with the provisions of all federal, state and local laws, regulations, ordinances, requirements and codes that are applicable to or in connection with the performance of its duties and obligations hereunder.

 4.2 Use of Marks. Guardian grants a revocable, non-exclusive, non-transferable and limited right and license to use the Marks in marketing the Components and Services solely in accordance with Article 10.5 of this Agreement.

 4.3 System Updates/Upgrades. From time to time Guardian technologies will modify its software components by providing updates and upgrades to its current software. Any Updates, Upgrades, or other service options made generally available by Guardian Technologies to its customers will be made available to MTS Delft and its customers. MTS Delft shall promptly be made aware of the available improvements so as to offer to its Customers the improvements as part of its Offering. Both Parties understand and agree that only such updates will be made available at no additional charge during the warranty period or if the customer is covered by an annual maintenance contract. Component Upgrades and new service options may be offered to Customers at mutually agreed upon additional cost. Guardian Technologies reserves the right to decide when such offerings are made available.

5. Components Ordering & Delivery.

 5.1 Purchase Orders based on customer site Survey. To ensure accuracy of FlowPoint quotes, workflow, integration requirements and professional services work to be completed Guardian will require a site survey to be completed for each customer to ensure proper understanding and documentation of customer requirements. The site survey documentation is included in Exhibit F.

5.2 Issuance of Purchase Orders. MTS DELFT may submit Purchase Orders for Components to Guardian Technologies from time to time. MTS Delft will cause each Purchase Order to be sent to the Guardian 's designated Contract Manager and to detail the Components to be delivered, including: (a) the identity and specifications of the Components being purchased, in combination with completed site survey (b) the quantity of Components to be purchased, (c) the proposed payment schedule, (d) the identity and address of the destination Customer, (e) the proposed delivery schedule, and (f) any other special information or requests required by this Agreement or by the circumstances of the Purchase Order. In the event of any inconsistencies between the Agreement and any Purchase Order, the Agreement shall control.

 5.3 Acceptance of Purchase Orders by Guardian. Guardian shall, within three (3) days confirm receipt of any Purchase Order, accept it or notify the Ordering Party of Guardian 's refusal to accept it. Guardian may refuse any Purchase Order if the Purchase Order establishes new or conflicting terms and conditions from those set forth in this Agreement. If MTS Delft does not receive written notice of the Guardian's refusal to accept a Purchase Order within three (3) days from the Guardian's receipt of such Purchase Order, the Purchase Order shall be deemed accepted and such acceptance shall constitute a binding agreement in accordance with this Agreement. If Guardian rejects a Purchase Order, it will provide MTS Delft with the reason for such rejection and will negotiate in good faith an alternative Purchase Order which MTS Delft may, at its option, accept. In the case of a new product requirement, integration or migration, Guardian will have the option to extend the acceptance. To conduct proper analysis prior to order acceptance. Guardian will contact MTS Delft and discuss an acceptance date.

5.4 Delivery of Components. Guardian will deliver the FlowPoint MS Components ordered in any Purchase Order within seven (7) days of the delivery date specified in the applicable Purchase order.

No Purchase Order may specify a delivery date for Components that is sooner than thirty (30) business days after the date such Purchase Order is received by the Guardian. MTS DELFTMTS DELFT and Guardian Technologies may from time to time wish to accelerate the delivery schedule of ordered components based upon specific customer needs or market requirements, such accelerated delivery schedule will be agreed to in writing by both parties.

5.5 Acceptance of Components by MTS CityCityDelft. MTS Delft may review and test each shipment of Components made pursuant to each Purchase Order to determine whether the Components conform to the requirements of this Agreement, the applicable Purchase Order and the Specifications. MTS Delft will complete its acceptance testing promptly and will give such notice to Guardian when MTS Delft has determined that the shipment substantially conforms to the requirements of this Agreement and the Purchase Order (the date of such notice being the "Acceptance Date"). MTS Delft may reject Components if they do not conform to the requirements of this Agreement, the Purchase Order and the applicable Specifications and must return such nonconforming Components to the Guardian. If MTS Delft does not provide written notice of its rejection of a shipment within fifteen (15) days from its receipt of such shipment, each of the shipped Components shall be deemed accepted and such acceptance shall constitute a binding agreement in accordance with this Agreement. If MTS Delft rejects a Component, it will provide Guardian with the reason for such rejection in a written notice of rejection. Guardian may, at its option, replace or refund fees paid for any nonconforming Components within fifteen (15) days of the return of the nonconforming Component in satisfaction of the Purchase Order

6. Component Installation, Warranty and Support Service.

6.1

Component Warranty.

(a)

Guardian represents and wanants that, (i) for the duration of the Warranty Period, each Component sold will perform in accordance with the application Specifications so long as such Component is installed and used in accordance with the applicable documentation and (ii) the design, manufacture, advertising, marketing and sale of the Components is in compliance with all applicable laws.

(b)

Guardian represents and wanants that each Component sold under this Agreement will not infringe the patent, copyright, trade secret and other intellectual property rights of any third party.

(c)

For purposes of this Agreement, "Warranty Period" shall be deemed to last for twelve (12) months from the date of Acceptance of such Component by end user customer.

(d)

Acceptance of any Component will not constitute a waiver of any warranties applicable to such Component.

6.2

Warranty Service.

(a)

If either Party believes that any Component fails any of the warranties in Section 6.1, this Party may notify the other Party. Promptly following such notification, the other Party will examine the affected Component and either (i) repair the affected Component so that the affected Component complies with the warranties in Section 6.1 or (ii) replace the nonconforming Component with a Component that complies with the warranties in Section 6.1.

(b)

The limited warranty contained herein includes telephone support and remote labor. During the warranty period, Guardian Technologies will provide a reasonable amount of telephone assistance to the installing or support technician. Normal support hours provided Guardian technologies is 8 a.m. to 8 p.m. Eastern standard Time Monday through Friday.

Guardian will make available extended support for emergency and critical issues to MTS Delft during the warranty period at an agreed upon rate.

7.

Installation

(a) MTS Delft will be responsible for all installations, implementation of Guardian Technologies software at each customer site. Guardian Technologies will be available to provide guidance on all requirements ensuring proper installation. The site must be accessible to Guardian Technologies via a network interface for the purposes of installation and support.

8.

Services.

8.1

Issuance of Work Orders for Professional Services.

(a)

Professional services including on-site support, applications training and project management are available but are not included in the purchase price of the Guardian products to MTS Delft Professional services must be purchased separately during the term of this agreement. The price for these professional services is outlined in the Exhibit D. The number of days professional services shall be determined by Guardian Technologies. The number of days professional services will vary depending on the configuration and the Component product purchased. Such professional services will be set forth on a work order signed by both parties substantially in the form demonstrated in Exhibit B.

(b)

Work Orders for Development Services. Guardian shall provide Development Services requested by MTS Delft, on behalf of its Customers, from time to time, as mutually agreed to and set forth on a Work Order signed by both Parties substantially in the form demonstrated in Exhibit B. Each Work Order shall specify in detail the Services to be rendered, including: (a) a description of the work product to be delivered, including, but not limited to, acceptance criteria and detailed design and function specifications for the deliverables hereunder; (b) logistical, training, testing and troubleshooting services to integrate and customize the Software according to specifications developed with or on behalf of the customer, (c) the proposed performance schedule; and (d) the proposed payment schedule (which amount shall be specified as either a fixed price or time and materials payment basis). Once a Work Order is agreed upon and signed by both Parties, it shall become binding. In the event of any inconsistencies between the Agreement and the Work Order, the Agreement shall control absent a written amendment to this Agreement.

(c)

Work Order Review. The Parties shall participate in joint Work Order review meetings as specified in the individual Work Orders and at other times as deemed necessary by the Parties.

8.2 Maintenance and Support.

(a) MTS Delft shall provide first and second line support to its Customers. "First and Second Line Support" shall mean primary problem evaluation and, where possible, resolution in response to a Customer enquiry and shall include distribution of updates to its Customers where ever possible. MTS Delft shall provide first and Second Line Support, at a minimum, according to the guidelines set out in Exhibit C. Guardian shall provide third line support to MTS Delft support personnel in handling problems raised by MTS Delft Customers related to Guardians Components. Guardian Technologies responsibilities will be outlined in Exhibit C "Third Line Support" shall mean assistance with problem evaluation and resolution according to the guidelines set out in Exhibit C. Prices for such Third Line Support services are provide Exhibit D.

(b)

Emergency Service Response Time. It is Guardian Technologies goal to respond by telephone to MTS Delft request for emergency repair service during Guardian's normal working hours within one hour from the time the request is received whenever possible. After hours emergency support is available upon request. Charges for after hours support are outlined in Exhibit D.

(c)

Guardian technologies will provide consultation for hardware configurations. It is MTS Delft's desire to supply hardware for each of its customers. It will be MTS Delft's responsibility to ensure optimal hardware configuration and system performance based on MTS Delft's knowledge of the customer requirements. Guardian Technologies will provide phone support and general guidance and consultation to ensure the optimal hardware is purchased and configured to address the customer's requirements with MTS Delft. Guardian Technologies will provide minimum hardware specifications, with MTS Delft recognition that hardware performance and specification are constantly changing and will require updating from time to time.

9.

Training and Documentation

 9.1 MTS CityCityDelft Training. Guardian shall provide initially 5 days of training free of charge for MTS Delft sales and support personnel. Additional training services if required will be charged per trainer per day plus travel and out-of-pocket expenses, and will be provided in such manner as the Parties may mutually agree.

 9.2 Customer Training. Guardian shall make available to MTS Delft Customer training materials (in digital format) and methodologies that it uses with its own Customers for the licensed Components. It will be MTS Delft's responsibility to provide training to each customer.

9.3

Documentation. Guardian shall make available to MTS Delft all user and operator manuals (in digital format) that it provides to its own Customers for the licensed Components.

10.

Obligations of Parties

10.1 Marketing Obligations. MTS Delft shall use its best efforts to market its Offering to Customers in the Territory in accordance with terms of the Annual Marketing Plan established in accordance with Section 10.3 below. In order to effectively market its Offering, agrees that it will, at all times, maintain appropriate computer equipment, as defined by the then-current suggested minimum hardware requirements, which will permit it to demonstrate its respective Offering to potential Customers. In addition, each Party shall cause its personnel to become proficient in the use of its Offering and the demonstration of its Offering to potential Customers.

10.2 Performance Objectives. Both Parties agree to employ sufficient efforts to promote and market the Offerings such that satisfies the sales performance objectives specified in Annual Plan (the "Performance Objectives"). Both Parties acknowledge that the failure to achieve such objectives may be grounds for termination of their distributor appointment and distribution rights Revisions to the Performance Objectives shall be agreed upon by both Parties at each anniversary of the Agreement. The Parties may terminate this Agreement at any time if they are unable to agree upon revised Performance Objectives.

10.3 Annual Marketing Plan. At the beginning of each year during the term of this Agreement, both Parties will confer and discuss their respective plans for the ensuing year concerning the sale of their respective Offerings. Each Party will furnish the other Party with its marketing and sales plans for the year, will include (i) sales projections for its Offering for the year (on a quarterly basis), (ii) information concerning the computer equipment in its possession and available for use in Product demonstrations, and (iii) information concerning the training of its personnel in the use, support and demonstration of its Offering (the "Annual Marketing Plan"). Upon approval of the Annual Marketing Plan by Guardian Technologies, the plan will define the obligations hereunder to market and sell the Components during that year.

10.4 Promotional Materials. Prior to use, distribution, or disclosure, MTS Delft will submit to Guardian Technologies all advertising, promotional and marketing materials, and publicity they create relating to its Offering (the "Marketing Materials"). Guardian Technologies will expedite the approval of such material approval will not be unreasonably withheld and will be in writing.

10.5 Use of Marks. In connection with the use by one Party (the "Using Party") of the Marks of the other Party (the "Owning Party"), the Using Party agrees to comply in all respects with any guidelines or directions provided by the Owning Party with respect to proper usage of the Owning Party's Marks. At the request of the Owning Party, the Using Party will submit to the Owning Party any and all materials bearing or including any of the Owning Party's Marks, for prior review and approval by the Owning Party. Upon the request of the Owning Party, the Using Party agrees to discontinue the use of (i) any of the Owning Party's Marks being used by the Using Party in a manner determined by the Owning Party in its sole discretion to be inconsistent with the guidelines set forth above, or (ii) any trademark, service mark, or trade name deemed by the Owning Party to create a likelihood of confusion.

10.6 Customer Agreements. MTS Delft will exercise no authority to make statements, warranties or representations concerning the Components included in its Offering that exceed or are inconsistent with the marketing materials or Specifications provided to it by the Guardian Technologies. Each Party has and will exercise no authority to bind the other Party to any undertaking or performance with respect to its Offering. MTS Delft agrees that it will not distribute, integrate or install Guardian's Software at any Customer site unless the Customer has executed a Work Order or other Customer agreement with the following terms:

(a)

Customer will not (i) copy, rent, lease, lend, assign, sublicense, transfer, or otherwise make available, the Software or any rights under this Agreement to any third party; (ii) remove or obscure any supplier's proprietary rights' notices; (iii) alter, decompile, reverse engineer or disassemble the Software or any part thereof; or (iv) use or permit the Software to be used, as part of a service bureau, time-sharing, interactive cable system or otherwise, for the benefit of any third party.

(b)

MTS Delft shall not and shall not allow or permit its employees, representatives, agents or its sublicensees to sell, assign, lease, sublicense, transfer or disclose to any third party, or allow any third party to use, the software or the documentation, except as specifically permitted pursuant to this agreement or copy or otherwise reproduced the software or any portion thereof except as necessary for the customers use, testing, backup or archival of the software in accordance with the terms and conditions of this agreement. Each copy, whether complete or partial shall bear the same copyright notices and restrictions, if any, as are included in the material delivered to the customer. All copies shall be the sole and exclusive property of Guardian Technologies and shall be subject to the terms and conditions of this agreement.

(c)

The Software and any Improvements are proprietary to its manufacturer, and title thereto remains in the manufacturer. All rights in and to the Software and any Improvements, including all copyright, patent, trade secret and other intellectual property rights related thereto (collectively, "Proprietary Rights"), are, and will remain the property of the manufacturer. Customer shall have no right, title, or interest in such Proprietary Rights.

10.7 MTS Delft will send an active sales prospect list and sales forecast to Guardian once per quarter to keep each company apprised of potential sales opportunities and related support needs.

11.

Fees and Payment.

11.1 Fees. MTS Delft shall pay Guardian for each Component copy licensed under this Agreement the transfer price indicated in Exhibit D ("Pricing and Payment terms"). MTS Delft shall pay Guardian for Services in accordance with the pricing and payment schedule ("Scheduled Payment Date") listed in the applicable Work Order. All payments are due within thirty (30) days from the Scheduled Payment Date.

11.2 Guardian Technologies reserves the right to adjust the royalty license fees upon a 60 day advance written notice to MTS Delft. Guardian Technologies reserves the right to adjust the unit royalty upon release of new versions of the software with significant added functionality upon a 60 day advance written notice to MTS Delft. Notwithstanding the above, if MTS Delft identifies an opportunity to sell multiple copies of the product, and a lower price is deemed by MTS Delft to be required for MTS Delft to be competitive, MTS Delft may request a lower minimum discount amount from Guardian Technologies. With respect to the particular transaction, the parties shall document such agreement in writing to be signed by both parties. The special pricing is not to be construed as a general discount.

11.3 Invoices. Guardian will invoice (i) for Services, in accordance with the fees and payment schedule listed in the applicable Work Order and (ii) for Components promptly following Acceptance. Each such invoice will be due and payable 30 days after receipt.

11.4 Late Fees. Any amount payable under this Agreement that is not paid when due will thereafter bear interest until paid or repaid, as the case may be, at a rate of interest that in no event will exceed the maximum rate of interest allowed by applicable law, but otherwise will be equal to two percent (2%) per annum more than the Prime Rate as of the date such amount was due. If either Party reasonably and in good faith disputes that any portion of any amount claimed by the other Party is payable or has been erroneously paid, as the case may be, then the disputing Party will timely pay any undisputed portion of the amount and will provide the other Party with written notice specifying the disputed amount and the basis for the dispute in reasonable detail.

11.5 Taxes. MTS Delft will be responsible for and will pay directly, any and all taxes, duties and charges it incurs in the exercising of its distribution rights under this Agreement, including, but not limited to, sales and use taxes, withholding taxes, duties and charges imposed by federal, state or local governmental authorities in the United States or elsewhere. Each Party shall be responsible for its own corporate income taxes. Each Party will also be responsible for payment of any license fee, assessment, duty, tax, levy, or similar charge imposed by any foreign government as a result of exercising its distribution rights under this Agreement or the transactions contemplated by the parties hereunder. Each Party will provide its sales tax exemption number and related documentation (including resale exemption certificate) to the other Party as required by state law on a customer by customer basis.

11.6 Records. Both Parties shall maintain complete and accurate accounting records, in a form in accordance with generally accepted accounting practices, to substantiate its commissions, referral fees, charges and expenses hereunder and shall retain such records for a period of one (1) year from the date of final payment under any Work Order or Purchase Order.

12.

Personnel.

12.1 Contract Managers. Each Party shall appoint a Contract Manager. The Contract Managers shall work together to coordinate handling of Work Orders, Software integration and all other matters related to this Agreement. The Contract Manager for MTS Delft shall be defined and the Contract

Manager for Guardian shall be defined. The Contract Managers shall be the day-to-day contacts between the Parties hereto on the individual Work Orders and shall receive copies of all written correspondence exchanged between the Parties with respect to the all Work Orders. Each Contract Manager shall coordinate all resources and scheduling on its side and shall communicate with and update the other Party's Contract Manager of the same. Either Party can change its respective Contract Manager by written notice to the other Party. Each contract manager will provide timely and professional communications in a business like manner within 24 hours of receipt of the others communications.

12.2 Qualified Personnel. Each Party shall make available for each Work Order all qualified managerial, technical and clerical personnel necessary to fulfill its obligations there under.

12.3 Responsibility for Employees. Each Party shall be fully and solely responsible for the compensation and performance of all of its employees and subcontractors hereunder and the filing of any and all returns and reports and the withholding and/or payment of all applicable federal, state and local wage tax, or employment related taxes, including, but not limited to, income taxes, gross receipt taxes, taxes measured by gross income, Social Security taxes and unemployment taxes for such Party, its employees and any other agents or subcontractors employed by such Party to perform under this Agreement.

12.4 Recruitment of Personnel. During the term of this Agreement and for a period of one (1) year thereafter, neither Party shall solicit the employment of any employee of the other with whom such Party has had contact in connection with the relationship arising under this Agreement. Neither a response to an employment inquiry first initiated by a prospective employee, nor the publishing of employment advertisements in public or industry media, nor contacts initiated by search firms who have not been requested to contact the specific persons, will be a violation of this Section 12.4.

13. Proprietary Rights.

13.1 Proprietary Rights. Each Party acknowledges that nothing herein gives it any right, title or interest in the other Party's Components except for the limited express rights pursuant to Article 3 and Article 4 of this Agreement.

13.2 Party Ownership. Each Party acknowledges and agrees that each Party maintains exclusive ownership of their Components in all forms (both object code and source code) and all copies and all portions thereof and, without limitation, any and all worldwide copyrights, patents, trademarks, service marks, trade names, trade secret, proprietary and confidential information rights and other property rights associated with said Components.

13.3 Component Enhancements. Each Party shall retain all right, title and interest in and to all minor or standard modifications, enhancements and additions it performs to its Components, Application Services, or Documentation, including ownership of all trade secrets, copyrights and other associated proprietary and intellectual property rights pertaining thereto.

13.4 Marks. Each Party agrees and acknowledges that the other Party owns all right, title and interest in and to the other Party's Marks. Each Party covenants and agrees not to file or prepare any application for registration of any of the other Party's Marks. Each Party agrees not to adopt, use, file for registration, or register any trademark, service mark, or trade name which may be an infringement of any one or more of the other Party's Marks or result in a likelihood or confusion with any of the other Party's Marks.

13.5 Software Escrow. Guardian will keep in escrow and maintain a current released FlowPoint RIS product code.

12

14. Proprietary Information.

14.1 Obligation. The Parties agree that any Proprietary Information disclosed by the disclosing Party shall be maintained in trust and confidence by the receiving Party (including its officers, directors, employees, agents contractors, successors and assigns) for a period of five (5) years from the termination or expiration of this Agreement, with such Proprietary Information being treated with at least the same degree of care as the receiving Party treats its own Proprietary Information, but in no case less than a reasonable degree of care. Furthermore, neither Party will disclose the other Party's Proprietary Information to persons who are not employees of that Party except for purposes of fulfilling its obligations under this Agreement. After the five (5) year period, the obligations of the receiving Party with respect to the other Party's Proprietary Information shall be limited to those created by or available under applicable existing law, including, but not limited to, patent and copyright laws, provided further that the obligations of confidentiality shall remain for Trade Secrets for so long as such remains a Trade Secret. Any Proprietary Information disclosed by the disclosing Party shall be used by the receiving Party solely for the purpose of carrying out the purpose and intent of this Agreement and may not be disclosed, distributed or disseminated by the receiving Party to any person other than to its employees, or its subcontractors and consultants whose knowledge of such Proprietary Information is necessary to achieve purposes related to the subject matter of this Agreement and who have agreed, in writing, to be bound by the terms of this Article 14. The Party receiving Proprietary Information under this Agreement will not:

(i)

use or permit the use of the Proprietary Information disclosed hereunder for any purpose not contemplated by this Agreement without the prior written approval of the disclosing Party;

(ii)

duplicate, copy, reverse engineer, compile or disassemble any Proprietary Information or the media in which it is embodied, without the disclosing Party's prior written consent; or

(iii)

use or transmit, directly or indirectly, any Proprietary Information outside the United States without the disclosing Party's prior written consent and such governmental or other approvals as may be required by law, except as contemplated by this Agreement.

14.2 Agreement Terms. The terms and conditions of this Agreement shall be deemed to be Proprietary Information, provided, however, that the duty of confidentiality with respect to such shall end on the termination or expiration of this Agreement.

14.3 Enforcement. Each Parry shall exert all reasonable efforts, including, but not limited to, the execution of confidentiality or non-disclosure agreements with employees and consultants to enforce compliance with the provisions of this Article 14 by its employees, consultants, and any third party to whom it provided access to Proprietary Information of the other Party.

14.4 Remedies. If either Party breaches any of its obligations under this Article 14, the other Party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as money damages.

14.5 Non-circumvention and non-competition. It is further agreed that the party receiving the confidential sales prospect information, the recipient, shall not directly or indirectly, negotiate or attempt to negotiate, knowingly interfere with, circumvent, frustrate or otherwise impeded in any manner the relationship of the discloser with any person or entity with which the discloser is dealing or enter into any agreement, covenant or understanding written or oral with any person or entity introduced to the receiving party by the other party unless it has received the disclosures expressed written permission or is in breach of this agreement.

15.

Other Warranties.

15.1 Party Warranty. Each Party represents and warrants that (i) it has the full right and authority to enter into and to perform its obligations under this Agreement and (ii) the Services to be provided hereunder shall be performed in a workmanlike manner and in accordance with such criteria as may be set forth in any applicable Work Order.

15.2 EXCEPT AS PROVIDED IN SECTION 6.1 AND THIS ARTICLE 15, NEITHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES TO THE OTHER PARTY, WITH RESPECT TO THE FIRST PARTY'S SYSTEM, APPLICATION SERVICES, COMPONENTS, ANY COPIES THEREOF, ANY SERVICES PROVIDED HEREUNDER OR OTHERWISE REGARDING THIS AGREEMENT, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTY OF MERCHANTABILITY, THE IMPLIED WARRANTY AGAINST INFRINGEMENT AND THE IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

16.

Limitation of Liability.

16.1 Waiver. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, OR ANY OTHER INDIRECT LOSS OR DAMAGE, INCLUDING LOST PROFITS, ARISING OUT OF THIS AGREEMENT OR ANY OBLIGATION RESULTING THEREFROM, WHETHER IN AN ACTION FOR OR ARISING OUT OF ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT, TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE (EXCLUDING OBLIGATIONS ARISING UNDER ARTICLE 14). NO ACTION OR PROCEEDING AGAINST EITHER PARTY MAY BE COMMENCED MORE THAN TWO (2) YEARS AFTER THE CAUSE OF ACTION ACCRUES.

16.2 Limitation. EXCEPT AS MAY BE OTHERWISE PROVIDED HEREIN, EACH PARTY'S ENTIRE LIABILITY, AND THE OTHER PARTY'S EXCLUSIVE REMEDY, FOR ANY CLAIM, LOSS, DAMAGE, OR EXPENSE FROM ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT INCLUDING NEGLIGENCE, STRICT LIABILITY OR OTHERWISE (EXCLUDING THE OBLIGATION TO PAY FEES UNDER THIS AGREEMENT AND OBLIGATIONS ARISING UNDER ARTICLES 14 OR 17), SHALL BE LIMITED TO DIRECT, PROVEN DAMAGES IN AN AMOUNT NOT TO EXCEED THE AGGREGATE AMOUNT OF FEES REQUIRED TO BE PAID UNDER THIS AGREEMENT.

17.

Indemnification.

17.1 Claims of Infringement. Each Party will defend, at its expense, any action (or portion thereof) brought against the other Party based solely on a claim that the First Party's Components infringe upon a United States copyright or violate the trade secret rights of any third party. Each Party will indemnify and hold harmless the other Party against damages and costs including reasonable attorneys' fees, penalties and interest finally awarded against such Party in such actions directly attributable to such claims. Neither Party shall be obligated to indemnify any claim of infringement if such infringement arises out of the use or combination of the First Party's Components with the other Party's Software.

17.2 Each Party agrees to indemnify, defend and hold harmless the other Party, its affiliates, and their directors, officers, shareholders, employees and agents from and against any claims, liabilities, losses, damages, causes of action or injuries, together with costs and expenses, including reasonable attorneys' fees, arising out of or resulting from:

(a)

Any actions or omissions on the part of the First Party in distributing or marketing the other Party's Components;

(b)

Any statements, claims, representations or warranties made by the First Party or its employees, agents or representatives, relating to the other Party's Components, other than as authorized by the other Party in writing or made in the other Party's own writings; or

(c)

Any failure on the part of the First Party to pay any taxes, duties or assessments due hereunder or other amounts as set forth in Article 11.

17.3 General Indemnification. The indemnifying Party shall be solely responsible for, and shall indemnify and hold the indemnified Party free and harmless from, any and all claims, damages or lawsuits (including the indemnifying Party's reasonable attorneys' fees) arising out of the negligence, gross negligence or willful misconduct of indemnifying Party, its employees or its agents, while performing under this Agreement. All financial obligations associated with the indemnifying Party's business are the sole responsibility of the indemnifying Party.

17.4 Notice. The indemnification set forth in Sections 17.1 and 17.2 is conditioned upon the indemnified Party providing the indemnifying Party (i) notice of any claim or cause of action upon which the indemnified Party intends to base a claim of indemnification hereunder, and (ii) the indemnified Party providing reasonable assistance and cooperation to enable the indemnifying Party to defend the action or claim hereunder. The indemnifying Party will have the right to defend any action or proceeding involving a claim that the indemnifying Party is obligated to indemnify hereunder. The indemnifying Party will not be obligated to any claim that is settled by the other Party with the prior written consent of the indemnifying Party.

18. Term and Termination.

18.1 Term. This Agreement commences on the Effective Date and will continue until terminated in accordance with the provisions herein.

18.2 Event of Breach. Either party may terminate this Agreement or any Work Order by written notice if there has been a material breach hereof by the other party, which material breach has not been cured within sixty (60) days after the date of written notice to the breaching party by the non-breaching party.

18.3 Failure to Meet Performance Objectives. Each Party may terminate the other Party's distributor appointment and distribution rights under this Agreement upon thirty (30) days prior written notice in the event that the other Party fails to satisfy the Performance Objectives provided for in Section 10.2 above. In this case, this Agreement will continue in full force and effect as a one-sided distribution agreement except that if both Parties terminate each other's appointment as mentioned the above, this Agreement will immediately terminate upon the later of the termination dates of both parties' appointments hereunder.

18.4 Insolvency. Either Party may terminate this Agreement immediately if the other Party becomes insolvent, makes a general assignment for the benefit of creditors, suffers or permits an appointment of a receiver for its business or assets, becomes subject to any proceedings under any bankruptcy or insolvency law, whether domestic or foreign, or is liquidated, voluntarily or otherwise.

18.5 Effect of Termination. Upon termination of any Work Order, Purchase Order or this Agreement for any cause or for no cause, each Party shall, without cost to the other Party, return to the other Party, in an orderly and expeditious manner, all data, records, documentation, and other property belonging to the other Party, including, but not limited to, Proprietary Information, including copies, extracts, summaries and portions thereof, on whatever media rendered. Notwithstanding the foregoing, upon termination of this Agreement for any reason, all rights and licenses granted by either Party hereunder to the other Party will immediately cease, provided such termination will not result in termination of Work Orders or Customer Agreements extended to Customers. Termination or expiration of this Agreement for any reason will automatically accelerate the due date of all invoices and any other monies due to either Party by the other Party, which will become immediately due and payable on the effective date of termination or expiration

19. Miscellaneous.

19.1 Relationship of the Parties. It is expressly understood that the Parties intend by this Agreement to establish the relationship of independent contractors, and do not intend to undertake the relationship of principal and agent or to create a joint venture or partnership between them or their respective successors in interests. Party shall have any authority to create or assume, in the name or on behalf of the other Party, any obligation, expressed or implied, nor to act or purport to act as the agent or the legally empowered representative of the other Party hereto for any purpose whatsoever.

19.2 Entire Agreement. This Agreement, which includes all attached Exhibits referenced herein and any Work Order or Purchase Order created pursuant hereto, constitutes the entire agreement between the Parties with respect to the subject matter hereof, and supersedes all proposals, oral or written, and all other communications between the Parties with respect to such subject matter.

19.3 Amendments. The terms and conditions of this Agreement may not be amended, waived or modified, except in a writing signed by the Party to be charged therewith.

19.4 No Waiver. No failure or delay of either Party to exercise any rights or remedies under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any rights or remedies preclude any further or other exercise of the same or any other rights or remedies, nor shall any waiver of any rights or remedies with respect to any circumstances be construed as a waiver thereof with respect to any other circumstances.

19.5 No Assignment. Neither Party may assign any of its rights or delegate any of its duties pursuant to this Agreement without the prior written consent of the other Party and any attempted assignment without such consent shall be void. Notwithstanding the foregoing, however, either party may assign its right to receive payments under this Agreement.

19.6 Severability. In the event that any provision of this Agreement is held invalid or unenforceable in any circumstances by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in any other circumstances, shall not be affected thereby.

19.7 Headings. The headings of sections of this Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Agreement in any way.

Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given one (1) day after being sent NEXT DAY AIR via a reputable overnight carrier. All notices and other communications under this Agreement shall be given to the Party to whom such notice is directed at the following addresses:

If to Guardian:

Guardian Technologies International, Inc. CityCity516 Herndon Parkway

CityCityHerndon, CityVirginia City20170

Attn: President

Fax: 703-464-8530

If to MTS CityCityDelft

or addressed to a person or Party at such other address as that Party may have notice in accordance with this provision.

19.8 Governing Law. This Agreement shall be governed by and construed accordance with the laws of the State and CityCityCommonwealth of CityVirginia, excluding conflicts of law.

given by written and enforced in its principles of

19.9 Force Majeure. Neither Party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, embargoes, floods, wars, acts of terrorism, the elements, government requirements or acts of God; provided, however, that performance of each Party's obligations hereunder shall not be excused by reason of an act of a government authority in the exercise of its enforcement powers against a Party for the alleged violation of any law, rule, or regulation.

19.10 Survival. Articles 11, 13, 14 and 16

through 19 shall survive the expiration or termination of this Agreement, and any other provision of this Agreement which in accordance with its terms is intended to survive the termination of this Agreement, shall survive the termination of this Agreement.

19.11 Publicity/Press Releases. Neither Party shall make any press releases, announcements or other public statements regarding this Agreement, the other Party's System, Components or Services without the prior written consent of the other Party.

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

Guardian Technologies International

MTS CityCityDelft

By

By:

Name:

Name:

Title:

Attachments

Exhibit A - FlowPoint Software Components

Exhibit B - Work Order Form

Exhibit C - Distributor Maintenance/Support Guidelines Exhibit D Pricing

Exhibit E - PACS Integration Specification

Exhibit F - Guardian Site Survey

Exhibit A. Guardian Software Components

All FlowPoint components that are not marked as optional are included in the Guardian Core Component Package licensed by MTS Delft under the terms of this Agreement. List Prices and MTS Delft discounts are provided separately in Exhibit D.

FlowPoint Rev 6.1 RIS
Radiology Information System
Product Description

FlowPoint RIS provides a cost-effective, web-enabled integrated workflow solution for radiology. It will manage patient information, departmental workflow and information distribution.

FlowPoint RIS includes industry standard integration capabilities. The FlowPoint web services architecture enables an efficient platform for distributed applications with interoperability as the highest priority. The FlowPoint solution provides an easy and economical upgrade path to new features and applications for the continual enhancement of our FlowPoint product's performance and value.

By embracing open systems architecture principles, supporting industry standards and taking full advantage of commercial off-the-shelf technologies Guardian maximizes the efficient use of clients' hardware and software resources, affording a "low cost of total ownership."

General Features

Real-time patient and order tracking

Each user can manage unique, private, customized worklists Patient-driven workflow

Tracks and audits events in patient exam workflow Paper documents can be scanned into patient record Extensive workflow management capabilities for:

•

Technologists

•

Radiologist

•

Referring physicians

•

Schedulers

Supervisory, administrative and clerical personnel Support for foreign languages per user preference

•

Spanish

•

Portuguese

•

French

•

US and CityCityUK English

User-based Reminders

Patient Alerts

Flexible searching

Support for barcode devices and label printers Data entry validation in key fields

Visual indication of required fields

Obstetric fetal growth charting

Free-text entry in many areas

Support for bar-code driven workflow

Patient Scheduling Calendar-based user interface Displays availability of all modalities Supports multiple facilities and modalities

Endnotes